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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS

           We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 25, 2003 relating to the financial statements, which appear in Pride International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the headings "Experts" and "Independent Accountants" in such Registration Statement.


                                           /s/ PricewaterhouseCoopers LLP


Houston, Texas
August 14, 2003